EXHIBIT 32.2
CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350
In connection with the accompanying quarterly report on Form 10-Q of Central Garden & Pet Company for the quarter ended
June 28, 2025 (the “Report”), I, Bradley G. Smith, Principal Financial Officer of Central Garden & Pet Company, hereby certify pursuant to 18
U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
(1)such Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)the information contained in such Report presents, in all material respects, the financial condition and results of operations of Central Garden & Pet Company.
August 07, 2025

/s/ BRADLEY G. SMITH
Bradley G. Smith
Chief Financial Officer
(Principal Financial Officer)